CKE RESTAURANTS REPORTS SECOND QUARTER FISCAL 2011 RESULTS

CARPINTERIA, Calif. - September 28, 2010 - CKE Restaurants, Inc. announced today its second fiscal quarter results and the filing of its Report on Form 10-Q with the Securities and Exchange Commission (“SEC”) for the twelve weeks ended August 9, 2010.

As previously reported, on July 12, 2010, Columbia Lake Acquisition Holdings, Inc., an affiliate of Apollo Management VII, L.P., acquired all of the outstanding shares of the Company (the “Acquisition”). The accompanying condensed consolidated statements of operations and related information present the Company’s results of operations during the second fiscal quarter for both the period preceding the Acquisition (the “Predecessor” period) and the period succeeding the Acquisition (the “Successor” period). The discussion below compares the results of operations of the combined Successor and Predecessor entities for the twelve weeks ended August 9, 2010 to the results of the Predecessor entity for the twelve weeks ended August 10, 2009. This discussion does not comply with generally accepted accounting principles; however, the Company believes that it provides a more meaningful method of comparison.

Second Fiscal Quarter Results
The Company reported total revenue of $313.9 million for the fiscal 2011 second quarter, a decrease of $22.1 million, or 6.6% compared to the fiscal 2010 second quarter. The decrease was primarily attributable to the sale of the Carl’s Jr.® distribution business on July 2, 2010. Total revenue, excluding Carl’s Jr. distribution center revenue, decreased 0.9%.

Blended same-store sales decreased 1.1% in the fiscal 2011 second quarter. Hardee’s® same-store sales increased 6.8% and Carl’s Jr. same-store sales declined 7.4%. To date, the Company’s third quarter blended same-store sales trend is slightly positive.

	Q2		Year-to-date
Brand	FY11	FY10	FY11	FY10
Carl’s Jr.	-7.4%	-6.1%	-6.6%	-5.6%
Hardee’s	6.8%	-2.7%	2.2%	0.2%
Blended	-1.1%	-4.6%	-2.7%	-3.1%

“While the weak U.S. economic environment, particularly the ongoing high unemployment rate among our core target audience of young men, continued to impact same-store sales at Carl’s Jr., we experienced a significant improvement in same-store sales at Hardee’s. Through period 7, the last period of our second quarter, Hardee’s has now had six consecutive periods of positive same-store sales. We have maintained market share and our restaurant adjusted EBITDA margins remain strong at both brands,” said Andrew F. Puzder, chief executive officer of CKE Restaurants. “We remain focused on maintaining our premium-quality brands and improving same-store sales with innovative products and cutting edge advertising that focuses on the taste, quality, and value of our products.”

Company-operated restaurant-level adjusted EBITDA margin decreased 120 basis points, primarily due to a 100 basis point increase in food and packaging costs as a result of higher commodity costs for beef, cheese, potatoes, and pork. Labor increased 70 basis points, primarily due to the impact of sales deleveraging at Carl’s Jr. restaurants. These cost increases were partially offset by a 50 basis point decrease in occupancy and other expense, resulting from lower repair and maintenance expense and reductions in other operating expenses. The Company defines company-operated restaurant-level adjusted EBITDA margin as company-operated restaurant-level adjusted EBITDA divided by company-operated restaurants revenue. Company-operated restaurant-level adjusted EBITDA is company-operated restaurants revenue less restaurant operating costs, plus depreciation and amortization expense, less advertising expenses, and excludes general and administrative expenses and facility action charges.

General and administrative expense for the second quarter of fiscal 2011 increased $8.7 million from the prior year quarter, primarily due to a $10.9 million increase in share-based compensation expense mainly related to the accelerated vesting of stock options and restricted stock awards in connection with the Acquisition, partially offset by a reduction in other general and administrative expenses.

For the quarter, other operating expenses, net includes $26.8 million in transaction-related costs. These charges are partially offset by a $3.4 million gain related to the sale of the Carl’s Jr. distribution centers.

Based on definitions in the Company’s credit facility and indenture agreement, share-based compensation expense, transaction-related costs and the gain on the sale of the distribution center do not affect Adjusted EBITDA.

Adjusted EBITDA was $42.2 million in the second quarter of fiscal 2011 compared to $43.3 million in the same quarter of the prior year. A discussion of Adjusted EBITDA and a reconciliation of net income (loss) to Adjusted EBITDA accompany the schedule of Adjusted EBITDA included below.

At August 9, 2010, cash and cash equivalents were $31.0 million and the Company had $65.1 million available under its credit facility.

Capital expenditures for the twenty-eight weeks ended August 9, 2010 were $38.4 million, of which $22.8 million related to new store openings, dual-branding, and remodeling projects. Capital expenditures for the twenty-eight weeks ended August 10, 2009 were $57.7 million.

Unit Count by Brand as of August 9, 2010
	Carl’s Jr.	Hardee's	Total

Company-operated	423	472	895
Domestic Franchised	673	1,222	1,895

Total Domestic	1,096	1,694	2,790
International Licensed	143	204	347

Total Franchised and Licensed	816	1,426	2,242

Total	1,239	1,898	3,137

Conference Call Information
The Company will host its second quarter conference call on September 29, 2010, at 10:00 a.m. (PDT). The call-in number is (617) 213-8841. The access code is 52683921. You may also access the conference call at www.ckr.com under “Investors.”

Company Overview
CKE Restaurants, Inc. is a privately held company headquartered in Carpinteria, Calif. As of the end of its second quarter of fiscal 2011, CKE, through its subsidiaries, had a total of 3,149 franchised, licensed or company-operated restaurants in 42 states and in 18 countries, including 1,239 Carl’s Jr. Restaurants and 1,898 Hardee’s restaurants. For more information about CKE, please visit www.ckr.com.

Forward-looking Statements:
Matters discussed in this press release contain forward-looking statements relating to the Company’s strategies to maintain its brand and improve same-store sales, which are based on management’s current beliefs and assumptions. Such statements are subject to risks and uncertainties that are often difficult to predict and beyond the Company’s control. Factors that could cause the Company’s results to differ materially from those described include, but are not limited to, the Company’s ability to compete with other restaurants, delicatessens, supermarkets and convenience stores for customers, employees, restaurant locations and franchisees; changes in consumer preferences, perceptions and spending patterns; the ability of the Company’s key suppliers to continue to deliver premium-quality products to the Company at moderate prices; the Company’s ability to successfully enter new markets, complete remodels of existing restaurants and complete construction of new restaurants; changes in general economic conditions and the geographic concentration of the Company’s restaurants, which may affect the Company’s business; the Company’s ability to attract and retain key personnel; the Company’s franchisees’ willingness to participate in the Company’s strategy; the operational and financial success of the Company’s franchisees; the Company’s ability to expand into international markets and the risks associated with operating in international locations; changes in the price or availability of commodities; the effect of the media’s reports regarding food-borne illnesses, food tampering and other health-related issues on the Company’s reputation and its ability to procure or sell food products; the seasonality of the Company’s operations; the Company’s ability to hire and retain qualified personnel; the effect of increasing labor costs including healthcare related costs; increased insurance and/or self-insurance costs; the Company’s ability to comply with existing and future health, employment, environmental and other government regulations; the potentially conflicting interests of the Company’s sole stockholder and the Company’s creditors, the Company’s substantial leverage which could limit its ability to raise capital, react to economic changes or meet obligations under its indebtedness; the effect of restrictive covenants in the Company’s indenture and credit facility on the Company’s business; and other factors as discussed in the Company’s filings with the Securities and Exchange Commission.

Contact Information:
Beth Mansfield, Public Relations
(805) 745-7741
bmansfield@ckr.com

CKE RESTAURANTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE TWELVE WEEKS ENDED AUGUST 9, 2010 AND AUGUST 10, 2009
(In thousands)
(Unaudited)
			Successor/
	Successor	Predecessor	Predecessor	Predecessor
	Four Weeks Ended	Eight Weeks Ended	Twelve Weeks Ended	Twelve Weeks Ended
	9-Aug-10	12-Jul-10	9-Aug-10	10-Aug-09
Revenue:
Company-operated restaurants	$85,951	$169,526	$255,477	$257,794
Franchised and licensed restaurants and other	10,990	47,408	58,398	78,173

Total revenue	96,941	216,934	313,875	335,967

Operating costs and expenses:
Restaurant operating costs:
Food and packaging	25,309	50,608	75,917	73,899
Payroll and other employee benefits	24,348	49,081	73,429	72,387
Occupancy and other	20,148	39,685	59,833	61,750

Total restaurant operating costs	69,805	139,374	209,179	208,036
Franchised and licensed restaurants and other	5,206	35,322	40,528	58,333
Advertising	4,848	9,830	14,678	15,005
General and administrative	19,656	20,063	39,719	30,971
Facility action charges, net	137	(273)	(136)	1,454
Other operating expenses, net (1,2)	19,661	3,681	23,342	—

Total operating costs and expenses	119,313	207,997	327,310	313,799

Operating (loss) income	(22,372)	8,937	(13,435)	22,168
Interest expense	(5,856)	(3,592)	(9,448)	(2,060)
Other income, net	144	274	418	425

(Loss) income before income taxes	(28,084)	5,619	(22,465)	20,533
Income tax (benefit) expense	(5,437)	10,041	4,604	8,283

Net (loss) income	$(22,647)	$(4,422)	$(27,069)	$12,250

(1) Other operating expenses, net includes transaction-related costs consisting of accounting, investment banking, legal, and other costs of $19,661, $7,123, and $26,784 for the four weeks ended August 9, 2010 (Successor), eight weeks ended July 12, 2010 (Predecessor), and twelve weeks ended August 9, 2010 (Successor/Predecessor), respectively.
(2) The eight weeks ended July 12, 2010 (Predecessor) and twelve weeks ended August 9, 2010 (Successor/Predecessor) also include a $3,442 gain on the sale of the distribution center assets.

CKE RESTAURANTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE TWENTY-EIGHT WEEKS ENDED AUGUST 9, 2010 AND AUGUST 10, 2009
(In thousands)
(Unaudited)
			Successor/
	Successor	Predecessor	Predecessor	Predecessor
		Twenty-Four Weeks	Twenty-Eight Weeks	Twenty-Eight Weeks
	Four Weeks Ended	Ended	Ended	Ended
	9-Aug-10	12-Jul-10	9-Aug-10	10-Aug-09
Revenue:
Company-operated restaurants	$85,951	$500,531	$586,482	$600,958
Franchised and licensed restaurants and other	10,990	151,588	162,578	181,813

Total revenue	96,941	652,119	749,060	782,771

Operating costs and expenses:
Restaurant operating costs:
Food and packaging	25,309	148,992	174,301	172,401
Payroll and other employee benefits	24,348	147,187	171,535	169,756
Occupancy and other	20,148	119,076	139,224	140,587

Total restaurant operating costs	69,805	415,255	485,060	482,744
Franchised and licensed restaurants and other	5,206	115,089	120,295	137,826
Advertising	4,848	29,647	34,495	35,772
General and administrative	19,656	58,806	78,462	72,084
Facility action charges, net	137	590	727	2,502
Other operating expenses, net (1,2)	19,661	10,249	29,910	—

Total operating costs and expenses	119,313	629,636	748,949	730,928

Operating (loss) income	(22,372)	22,483	111	51,843
Interest expense	(5,856)	(8,617)	(14,473)	(8,404)
Other income (expense), net (3)	144	(13,609)	(13,465)	1,287

(Loss) income before income taxes	(28,084)	257	(27,827)	44,726
Income tax (benefit) expense	(5,437)	7,772	2,335	18,081

Net (loss) income	$(22,647)	$(7,515)	$(30,162)	$26,645

(1) Other operating expenses, net includes transaction-related costs consisting of accounting, investment banking, legal, and other costs of $19,661, $13,691, and $33,352 for the four weeks ended August 9, 2010 (Successor), twenty-four weeks ended July 12, 2010 (Predecessor), and twenty-eight weeks ended August 9, 2010 (Successor/Predecessor), respectively.
(2) The twenty-four weeks ended July 12, 2010 (Predecessor) and twenty-eight weeks ended August 9, 2010 (Successor/Predecessor) also include a $3,442 gain on the sale of the distribution center assets.
(3) Other income (expense), net includes transaction-related costs, related to the termination of a prior merger agreement, of $14,283 for both the twenty-four weeks ended July 12, 2010 (Predecessor) and twenty-eight weeks ended August 9, 2010 (Successor/Predecessor).

CKE RESTAURANTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except shares and par values)
(Unaudited)

	Successor	Predecessor
	August 9, 2010	January 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$31,009	$18,246
Accounts receivable, net of allowance for doubtful accounts of $9 as of August 9, 2010 and $358 as of January 31, 2010	33,478	35,016
Related party trade receivables	—	5,037
Inventories, net	14,095	24,692
Prepaid expenses	12,180	13,723
Assets held for sale	572	500
Advertising fund assets, restricted	16,681	18,295
Deferred income tax assets, net	17,488	26,517
Other current assets	4,012	3,829

Total current assets	129,515	145,855
Notes receivable, net of allowance for doubtful accounts of $0 as of August 9, 2010 and $379 as of January 31, 2010	902	1,075
Property and equipment, net of accumulated depreciation and amortization of $3,974 as of August 9, 2010 and $445,033 as of January 31, 2010	643,400	568,334
Property under capital leases, net of accumulated amortization of $439 as of August 9, 2010 and $46,090 as of January 31, 2010	33,169	32,579
Deferred income tax assets, net	—	40,299
Goodwill	188,194	24,589
Intangible assets, net	443,003	2,317
Other assets, net	22,684	8,495

Total assets	$1,460,867	$823,543

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of bank indebtedness and other long-term debt	$28	$12,262
Current portion of capital lease obligations.	5,284	7,445
Accounts payable	40,391	65,656
Advertising fund liabilities	16,681	18,295
Other current liabilities	83,459	95,605

Total current liabilities	145,843	199,263
Bank indebtedness and other long-term debt, less current portion	589,567	266,202
Capital lease obligations, less current portion.	33,331	43,099
Deferred income tax liabilities, net	179,648	—
Other long-term liabilities	84,951	78,804

Total liabilities	1,033,340	587,368

Stockholders’ equity:
Predecessor: Common stock, $0.01 par value; 100,000,000 shares authorized; 55,290,626 shares issued and outstanding as of January 31, 2010	—	553
Successor: Common stock, $0.01 par value; 100 shares authorized, issued and outstanding as of August 9, 2010	—	—
Additional paid-in capital	450,174	282,904
Accumulated deficit	(22,647)	(47,282)

Total stockholders’ equity	427,527	236,175

Total liabilities and stockholders’ equity	$1,460,867	$823,543

Net income (loss) reconciliation to Adjusted EBITDA
Adjusted EBITDA represents net income (loss) before provision for income taxes, interest income and expense, asset impairments, facility action charges, depreciation and amortization, management fees, pro-forma cost savings as a result of becoming privately held, and certain non-cash and unusual items. Management uses Adjusted EBITDA as an important tool to assess operating performance. Management considers Adjusted EBITDA to be a useful measure in highlighting trends in the Company’s business and in analyzing the profitability of similar enterprises. Management believes that Adjusted EBITDA is effective, when used in conjunction with net income (loss), in evaluating asset performance, and differentiating efficient operators in the industry. Furthermore, management believes that Adjusted EBITDA provides useful information to potential investors and analysts because it provides insight into management’s evaluation of the Company’s results of operations. The calculation of Adjusted EBITDA may not be consistent with “EBITDA” for the purpose of the covenants in the agreements governing the Company’s indebtedness.

Adjusted EBITDA is not a measure of financial performance under U.S. GAAP, is not intended to represent cash flow from operations under U.S. GAAP and should not be used as an alternative to net income (loss) as an indicator of operating performance or to cash flow from operating, investing or financing activities as a measure of liquidity. Management compensates for the limitations of using Adjusted EBITDA by using it only to supplement the Company’s U.S. GAAP results to provide a more complete understanding of the factors and trends affecting the Company’s business. Adjusted EBITDA has its limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of the Company’s results as reported under U.S. GAAP.

Some of the limitations of Adjusted EBITDA are:

•	Adjusted EBITDA does not reflect cash used for capital expenditures;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated or amortized often will have to be replaced and Adjusted EBITDA does not reflect the cash requirements for such replacements;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, the Company’s working capital requirements; and

•	Adjusted EBITDA does not reflect the cash necessary to make payments of interest or principal on the Company’s indebtedness.

While Adjusted EBITDA is frequently used as a measure of operations and the ability to meet indebtedness service requirements, it is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.

While management believes that this measure provides useful information to investors, the SEC may require that Adjusted EBITDA be presented differently or not at all in future filings the Company will make with the SEC.

CKE RESTAURANTS, INC.
ADJUSTED EBITDA
FOR THE FIFTY-TWO WEEKS ENDED MAY 17, 2010
THE TWELVE WEEKS ENDED AUGUST 9, 2010 AND AUGUST 10, 2009
AND THE FIFTY-TWO WEEKS ENDED AUGUST 9, 2010
(In thousands)
(Unaudited)
		Successor/		Successor/
	Predecessor	Predecessor	Predecessor	Predecessor
	Fifty-two Weeks			Fifty-two Weeks
	Ended	Twelve Weeks Ended	Twelve Weeks Ended	Ended
	17-May-10	9-Aug-10	10-Aug-09	9-Aug-10

Net income (loss)	$30,710	$(27,069)	$12,250	$(8,609)

Interest expense	17,935	9,448	2,060	25,323
Income tax expense (benefit)	2,911	4,604	8,283	(768)
Depreciation and amortization	72,410	16,011	16,514	71,907
Facility action charges, net	4,510	(136)	1,454	2,920
Gain on sale of distribution center assets	—	(3,442)	—	(3,442)
Transaction-related costs(1)	21,674	26,784	—	48,458
Management fees(2)	—	62	—	62
Share-based compensation expense(3)	8,491	13,284	2,390	19,385
Losses on asset and other disposals	3,171	1,119	385	3,905
Difference between U.S. GAAP rent and cash rent	752	467	927	292
Cost savings(4)	1,332	282	211	1,403
Other, net(5)	(4,796)	831	(1,174)	(2,791)

Adjusted EBITDA	$159,100	$42,245	$43,300	$158,045

(1) Transaction-related costs include investment banking, legal, and other costs related to the Acquisition, as well as costs related to the termination of a prior merger agreement.
(2) Management fees are paid to Apollo Management per the management services agreement by and among the Company, Columbia Lake Acquisition Holdings, Inc. and Apollo Management VII, L.P.
(3) Share-based compensation expense includes $12,108 resulting from accelerated vesting of stock options and restricted stock awards in connection with the Acquisition for both the twelve and fifty-two weeks ended August 9, 2010.
(4) Cost savings reflects pro-forma cost savings amounts expected to be realized as result of becoming a privately held company.
(5) Other, net includes the net impact of purchase accounting, executive retention bonus, disposition business expense, and adjusted EBITDA from the Company’s distribution business, which it no longer owns or operates.